Exhibit 99.1

Blue Owl Capital Corporation Reports First Quarter Net Investment Income Per Share of $0.47

and NAV Per Share of $15.47

NEW YORK — May 8, 2024 — Blue Owl Capital Corporation (NYSE: OBDC, or the “Company”) today announced financial results for its first quarter ended March 31, 2024.

FIRST QUARTER 2024 HIGHLIGHTS

•	First quarter net investment income (“NII”) per share of $0.47, exceeding the regular dividend by over 25%

•	As a result, the Board of Directors (the “Board”) declared a first quarter supplemental dividend of $0.05 per share

•	Total dividends for the first quarter were $0.42 per share, representing a 10.9% annualized dividend yield based on first quarter net asset value (“NAV”) per share

•	NAV per share increased to $15.47 compared to $15.45 as of December 31, 2023, which represents the Company’s highest NAV per share since inception

“OBDC’s first quarter results reflect a strong start to the year, achieving record net asset value per share for the third consecutive quarter while maintaining solid credit performance,” commented Craig W. Packer, Chief Executive Officer. “We generated a 12.1% return on equity this quarter, which we view as a very compelling rate of return for a portfolio comprised of predominantly first lien loans in high-quality, upper-middle market companies.”

Dividend Declarations

The Company’s Board declared a second quarter 2024 regular dividend of $0.37 per share for stockholders of record as of June 28, 2024, payable on or before July 15, 2024.

The Board also declared a first quarter 2024 supplemental dividend of $0.05 per share for stockholders of record as of May 31, 2024, payable on or before June 14, 2024.

2024 Stock Repurchase Program

On May 6, 2024, the Board approved the 2024 Repurchase Program (the “repurchase program”) under which the Company may repurchase up to $150 million of the Company’s common stock. Under the repurchase program, purchases may be made at management’s discretion from time to time in open-market transactions, including via trading plans with investment banks pursuant to Rule 10b5-1 of the Exchange Act, in accordance with all applicable rules and regulations. Unless extended by the Board, the repurchase program will terminate 18 months from the date it was approved.

PORTFOLIO AND INVESTING ACTIVITY

For the three months ended March 31, 2024, new investment commitments totaled $1,202.7 million across 18 new portfolio companies and 13 existing portfolio companies. This compares to $1,296.9 million for the three months ended December 31, 2023 across 17 new portfolio companies and 14 existing portfolio companies.

For the three months ended March 31, 2024, the principal amount of new investments funded was $920.4 million. For this period, the Company had $1,241.4 million aggregate principal amount in sales and repayments.

For the three months ended December 31, 2023, the principal amount of new investments funded was $1,029.9 million. For this period, the Company had $1,142.6 million aggregate principal amount in sales and repayments.

As of March 31, 2024 and December 31, 2023, the Company had investments in 198 and 193 portfolio companies with an aggregate fair value of $12.4 billion and $12.7 billion, respectively. As of March 31, 2024, the average investment size in each portfolio company was $62.7 million based on fair value.

As of March 31, 2024, based on fair value, our portfolio consisted of 73.0% first lien senior secured debt investments, 7.7% second lien senior secured debt investments, 2.2% unsecured debt investments, 2.8% joint ventures, 3.6% preferred equity investments, and 10.7% common equity investments.

As of December 31, 2023, based on fair value, our portfolio consisted of 68.1% first lien senior secured debt investments, 14.0% second lien senior secured debt investments, 2.3% unsecured debt investments, 2.7% joint ventures, 3.4% preferred equity investments, and 9.5% common equity investments.

As of March 31, 2024 and December 31, 2023, approximately 80.7% and 82.1% of the portfolio was invested in secured debt, respectively. As of March 31, 2024, 97.3% of our debt investments based on fair value in our portfolio were at floating rates.

As of March 31, 2024 and December 31, 2023, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 12.1% and 12.4%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 12.3% and 12.5%, respectively.

As of March 31, 2024, loans on non-accrual represented 1.8% of the total fair value of the debt portfolio.

RESULTS OF OPERATIONS FOR THE FIRST QUARTER ENDED MARCH 31, 2024

Investment Income

Investment income increased to $399.6 million for the three months ended March 31, 2024 from $377.6 million for the same period in the prior year due to an increase in interest income earned from prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns, partially offset by a decrease in our debt investments portfolio at par. Included in investment income is dividend income which includes income earned from our controlled, affiliated and non-controlled, affiliated equity investments. Dividend income increased primarily due to an increase in dividends earned from our controlled, affiliated and non-controlled, affiliated equity investments. Other income increased period-over-period due to an increase in incremental fee income, which are fees that are generally available to us as a result of closing investments and normally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Expenses

Total expenses increased to $211.6 million for the three months ended March 31, 2024 from $196.4 million for the same period in the prior year primarily due to an increase in interest expense. The increase in interest expense was driven by an increase in the average interest rate period over period while our average borrowings outstanding stayed consistent during both periods. As a percentage of total assets, management fees, incentive fees, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period over period.

Liquidity and Capital Resources

As of March 31, 2024, we had $742.8 million in cash and restricted cash, $7.0 billion in total principal value of debt outstanding, and $1.7 billion of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 5.8% and 5.6% for the three months ended March 31, 2024 and December 31, 2023, respectively. Ending net debt to equity was 1.04x and 1.09x as of March 31, 2024 and December 31, 2023, respectively.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:

The conference call will be broadcast live on May 9, 2024 at 10:00 a.m. Eastern Time on the Events section of OBDC’s website at www.BlueOwlCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (877) 737-7048

•	International: +1 (201) 689-8523

All callers will need to reference “Blue Owl Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Events section of OBDC’s website, and via the dial-in numbers listed below:

•	Domestic: (877) 660-6853

•	International: +1 (201) 612-7415

•	Conference ID: 13745168

ABOUT BLUE OWL CAPITAL CORPORATION

Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. As of March 31, 2024, OBDC had investments in 198 portfolio companies with an aggregate fair value of $12.4 billion. OBDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and is a part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDC makes them. OBDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

BDC Investor Relations

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	March 31, 2024	December 31, 2023	March 31, 2023
Investments at Fair Value	$12,414,384	$12,713,348	$13,157,251
Total Assets	$13,329,632	$13,511,396	$13,679,100
Net Asset Value Per Share	$15.47	$15.45	$15.15

Investment Income	$399,577	$411,227	$377,622
Net Investment Income	$182,765	$199,021	$177,859
Net Income	$182,517	$188,969	$201,842

Net Investment Income Per Share	$0.47	$0.51	$0.45
Net Realized and Unrealized Gains (and Losses) Per Share	$—	$(0.03)	$0.07
Net Income Per Share	$0.47	$0.48	$0.52
Distributions Declared from Net Investment Income Per Share	$0.37	$0.35	$0.33
Supplemental Distributions Declared from Net Investment Income Per Share	$0.05	$0.08	$0.06
Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	12.1%	12.4%	12.0%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	12.3%	12.5%	12.0%
Percentage of Debt Investment Commitments at Floating Rates	97.3%	97.4%	98.2%

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	March 31, 2024 (Unaudited)	December 31, 2023
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $10,843,376 and $11,271,962, respectively)	$10,831,170	$11,264,956
Non-controlled, affiliated investments (amortized cost of $31,026 and $19,004, respectively)	32,223	19,988
Controlled, affiliated investments (amortized cost of $1,454,485, and $1,341,236, respectively)	1,550,991	1,428,404

Total investments at fair value (amortized cost of $12,328,887 and $12,632,202, respectively)	12,414,384	12,713,348
Cash (restricted cash of $89,838 and $87,067, respectively)	666,716	658,702
Foreign cash (cost of $76,145 and $946, respectively)	76,095	956
Interest receivable	119,050	112,260
Receivable from a controlled affiliate	25,985	22,978
Prepaid expenses and other assets	27,402	3,152

Total Assets	$13,329,632	$13,511,396

Liabilities
Debt (net of unamortized debt issuance costs of $90,019 and $81,492, respectively)	$6,885,675	$7,077,088
Distribution payable	144,201	136,407
Management fee payable	47,243	47,711
Incentive fee payable	38,768	42,217
Payables to affiliates	6,252	3,835
Accrued expenses and other liabilities	178,963	182,745

Total Liabilities	7,301,102	7,490,003

Commitments and contingencies (Note 7)
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 389,732,868 and 389,732,868 shares issued and outstanding, respectively	3,897	3,897
Additional paid-in-capital	5,924,002	5,924,002
Accumulated undistributed (overdistributed) earnings	100,631	93,494

Total Net Assets	6,028,530	6,021,393

Total Liabilities and Net Assets	$13,329,632	$13,511,396

Net Asset Value Per Share	$15.47	$15.45

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$294,450	$288,678
Payment-in-kind (“PIK”) interest income	41,235	43,055
Dividend income	21,336	17,833
Other income	5,313	2,964

Total investment income from non-controlled, non-affiliated investments	362,334	352,530

Investment income from non-controlled, affiliated investments:
Interest income	$68	—
Dividend income	16	—

Total investment income from non-controlled, affiliated investments:	84	—

Investment income from controlled, affiliated investments:
Interest income	8,002	2,674
Payment-in-kind (“PIK”) interest income	176	—
Dividend income	28,789	22,026
Other Income	192	392

Total investment income from controlled, affiliated investments	37,159	25,092

Total Investment Income	399,577	377,622

Expenses
Interest expense	119,129	103,955
Management fees	47,243	48,093
Performance based incentive fees	38,768	37,728
Professional fees	3,596	3,673
Directors’ fees	320	258
Other general and administrative	2,516	2,671

Total Operating Expenses	211,572	196,378

Net Investment Income (Loss) Before Taxes	188,005	181,244

Income tax expense (benefit)	5,240	3,385

Net Investment Income (Loss) After Taxes	$182,765	$177,859

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(951)	$65,423
Non-controlled, affiliated investments	214	(1)
Controlled, affiliated investments	9,338	10,254
Translation of assets and liabilities in foreign currencies	(1,946)	1,210
Income tax (provision) benefit	(10)	(281)

Total Net Change in Unrealized Gain (Loss)	6,645	76,605

Net realized gain (loss):
Non-controlled, non-affiliated investments	(5,193)	(52,483)
Foreign currency transactions	(1,700)	(139)

Total Net Realized Gain (Loss)	(6,893)	(52,622)

Total Net Realized and Change in Unrealized Gain (Loss)	(248)	23,983

Net Increase (Decrease) in Net Assets Resulting from Operations	$182,517	$201,842

Earnings Per Share - Basic and Diluted	$0.47	$0.52
Weighted Average Shares Outstanding - Basic and Diluted	389,732,868	391,049,102

PORTFOLIO AND INVESTMENT ACTIVITY

	For the Three Months Ended March 31,
($ in thousands)	2024	2023
New investment commitments
Gross originations	$1,240,198	$175,114
Less: Sell downs	(37,500)	—

Total new investment commitments	$1,202,698	$175,114

Principal amount of investments funded:
First-lien senior secured debt investments	$844,033	$36,809
Second-lien senior secured debt investments	—	—
Unsecured debt investments	—	—
Preferred equity investments	732	24,194
Common equity investments	69,042	9,653
Joint Ventures(1)	6,563	23,625

Total principal amount of investments funded	$920,370	$94,281

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(412,299)	$(56,696)
Second-lien senior secured debt investments	(800,422)	(19,200)
Unsecured debt investments	(28,278)	(193)
Preferred equity investments	(373)	—
Common equity investments	—	—
Joint Ventures(1)	—	—

Total principal amount of investments sold or repaid	$(1,241,372)	$(76,089)

Number of new investment commitments in new portfolio companies(2)	18	3
Average new investment commitment amount	$51,899	$941
Weighted average term for new debt investment commitments (in years)	5.8	3.0
Percentage of new debt investment commitments at floating rates	99.9%	100.0%
Percentage of new debt investment commitments at fixed rates	0.1%	—%
Weighted average interest rate of new debt investment commitments(3)	11.1%	12.4%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	5.7%	7.2%

(1)	This was disclosed as “Investment funds and vehicles” as of March 31, 2023.
(2)	Number of new investment commitments represents commitments to a particular portfolio company.
(3)

For the three months ended March 31, 2024, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 5.30% as of March 31, 2024. For the three months ended March 31, 2023, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 4.91% as of March 31, 2023.